Exhibit 99.1

Contact:

Stericycle Investor Relations

847-607-2012

Stericycle Completes Divestiture of its Domestic

Environmental Solutions Business

BANNOCKBURN, Ill., April 6, 2020 – Stericycle, Inc. (Nasdaq: SRCL) today announced that it has completed the previously reported divestiture of the Domestic Environmental Solutions business, excluding the healthcare customer and unused consumer pharmaceutical take-back services, to Harsco Corporation (NYSE: HSC) for approximately $462.5 million in cash.

"The sale of the Domestic Environmental Solutions business is the sixth divestiture we have completed over the last 15 months and demonstrates important progress in our transformation as we focus on our core business, reduce debt, enhance our balance sheet flexibility, and drive long-term shareholder value,” said Cindy J. Miller, Chief Executive Officer of Stericycle.

Following the transaction, Stericycle will continue to offer solutions for unused consumer pharmaceutical take-back and provide hazardous waste services to healthcare customers as an integrated services provider. Stericycle has subcontracted with Harsco to perform hazardous waste services, including collection, transportation and disposal as necessary.  The transaction will not impact the operations of Stericycle’s regulated medical waste and secure information destruction businesses.  Stericycle intends to use net proceeds from the divestiture to pay down outstanding debt.

Stifel acted as the financial advisor to Stericycle with respect to the transaction to sell the Domestic Environmental Solutions business and Latham & Watkins LLP acted as legal advisor.  Bank of America Securities also provides financial advice to Stericycle.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S.-based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves more than one million customers in all 50 U.S. states and 18 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

ABOUT HARSCO

Harsco Corporation is a global provider of environmental solutions for industrial waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

Forward Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes,” “expects,” “anticipates,” “estimates” “may,” “plan,” “will,” “goal” or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, including the risk that the Domestic Environmental Solutions transaction described in our Current Report on Form 8-K dated February 7, 2020, may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, the effect of the announcement or pendency of the Domestic Environmental Solutions transaction on Stericycle’s business relationships, operating results and business generally and risks relating to diverting management’s attention from Stericycle’s ongoing business operations, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.